UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 29, 2005
Warwick Valley Telephone Company
(Exact name of registrant as specified in its charter)

0-11174 (Commission File No.)	14-1160510 (I.R.S. Employer Identification No.)
New York
(State or other jurisdiction of incorporation or organization)
47 Main Street
Warwick, New York 10990
(845) 986-8080
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant
a)	Previous independent registered public accounting firm
i)	On September 27, 2005, Warwick Valley Telephone Company (the “Registrant”) made the decision to dismiss PricewaterhouseCoopers LLP as its independent registered public accounting firm effective upon completion of services related to the audit of the December 31, 2004 financial statements and the effectiveness of internal controls over financial reporting. The Registrant’s Audit Committee and Board of Directors participated in and approved the decision to change its independent registered public accounting firm. PricewaterhouseCoopers LLP has been our registered public accounting firm commencing with the audit of the financial statements for the year ended December 31, 2003.

ii)	The report of PricewaterhouseCoopers LLP on the financial statements for the fiscal year 2003 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle.

iii)	From the date of appointment of PricewaterhouseCoopers LLP on May 30, 2003 to audit our financial statements for the year ended December 31, 2003 through September 27, 2005, there have been no disagreements (within the meaning of Instruction 4 of Item 304 of Regulation S-K promulgated by the Securities and Exchange Commission) with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their report on the financial statements for such year.

iv)	From the date of appointment of PricewaterhouseCoopers LLP on May 30, 2003 to audit our financial statements for the year ended December 31, 2003 and through September 27, 2005, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except that the Registrant will report material weaknesses in its internal controls over financial reporting as of December 31, 2004, as more fully disclosed in Item 9A, Controls and Procedures, of its Annual Report on Form 10-K for the year ended December 31, 2004, which will be filed on September 30, 2005, and as a result the Registrant expects to conclude that the internal controls over financial reporting were not effective as of December 31, 2004. The Registrant has authorized PricewaterhouseCoopers LLP to respond fully to inquiries of the successor accountant concerning the subject matter of each such material weakness.

v)	The Registrant has requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated September 29, 2005, is filed as Exhibit 16 to this Form 8-K.
b)	New independent registered public accounting firm
i)	On September 27, 2005, the Registrant made the decision to engage WithumSmith+Brown, PC as its independent registered accounting firm to audit the financial statements of the Company, including the audit of the effectiveness of internal control over financial reporting, for the year ended December 31, 2005. During the two most recent fiscal years and through September 27, 2005, the Registrant has not consulted with WithumSmith+Brown, PC regarding either:
(1)	the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant’s financial statements, and neither a written report was provided to the Registrant or oral advice was provided that WithumSmith+Brown, PC concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or

(2)	any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Registrant has issued a press release regarding the change in its certifying accountant. A copy thereof is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits

Exhibit 16.	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated September 29, 2005 pursuant to Item 304(a) (3) of Regulation S-K.

Exhibit 99.1.	Press Release entitled “Warwick Valley Telephone Company Changes Independent Public Accounting Firm,” dated September 30, 2005.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARWICK VALLEY TELEPHONE COMPANY (Registrant)
Date: September 29, 2005	By:	/s/ Michael A. Cutler
		Name:	Michael A. Cutler
		Title:	Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

16	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated September, 29, 2005 pursuant to Item 304(a) (3) of Regulation S-K.

99.1	Press Release entitled “Warwick Valley Telephone Company Changes Independent Public Accounting Firm,” dated September 30, 2005.”